Exhibit 10.3

AMENDMENT NO. 3
TO
CREDIT CARD PROGRAM AGREEMENT

This Amendment No. 3 to the Credit Card Program Agreement (the “Amendment”) is made and entered into this 15th day of December, 2009 (“Effective Date”), between and among Pier 1 Imports (U.S.), Inc., a Delaware corporation (“Pier 1”) and Chase Bank USA, N.A. (“Bank”).

WITNESSETH:

WHEREAS, Pier 1 and Bank executed that certain Credit Card Program Agreement dated August 30, 2006, which was subsequently amended by Amendment No. 1 to Credit Card Program Agreement dated November 17, 2006, and Amendment No. 2 to Credit Card Program Agreement dated June 8, 2007 (collectively, the “Program Agreement”);

WHEREAS, pursuant to the terms of the Program Agreement, Bank from time to time uses its databases, analytic tools and marketing research and its marketing support services to assist Pier 1 and its Affiliates in their promotion of Pier 1 Channels, and/or the marketing and promotion of Pier 1 Goods and Services and/or Pier 1 Credit Cards (collectively referred to herein as “Marketing Support”);

WHEREAS, as part of such Marketing Support, Bank has been requested by Pier 1 to review and analyze the Marketing Support Information (hereinafter defined);

WHEREAS, Pier 1 and Bank now desire to further amend the Program Agreement in order to allow for the disclosure by Pier 1 and the use by Bank of the Marketing Support Information but only for the purposes set forth herein; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  For purposes of this Amendment, capitalized terms used but not otherwise defined in this Amendment will have the meaning ascribed to such terms in the Program Agreement.

2.             Sections 2.3 and 2.4.  Article 2 is hereby amended by the addition of two new sections, captioned as 2.3 and 2.4 respectively.

“2.3 Marketing Support Information.

(a) In order to assist Bank in the performance of its Marketing Support services, Pier 1 agrees to provide Bank the information shown on Schedule 2.3 attached hereto and made a part hereof (the “Marketing Support Information”).

(b) Pier 1 will deliver the Marketing Support Information in FTP format utilizing the same secure protocols as required by Section 7.5(c) of the Agreement.  This will include the use of data encryption or another form of agreed-upon secure data transmission method.

(c) Notwithstanding anything to the contrary herein, Bank acknowledges and agrees that Pier 1 may, in its sole and absolute discretion, cease providing all or any part of the Marketing Support Information at any time.

2.4 Confidential Information.  Bank acknowledges and agrees that the Marketing Support Information is non-public information of Pier 1, is the sole and exclusive property of Pier 1 and is “Confidential Information” of Pier 1 as defined by Article XIII of the Agreement.  In addition to the terms and conditions set forth in Article XIII of the Agreement governing the confidential nature of the Marketing Support Information, Bank agrees to the following additional restrictions with respect to the Marketing Support Information:

(a) The Marketing Support Information will be used solely and exclusively by Bank for Marketing Support;

(b) The Marketing Support Information will remain confidential and will not be disseminated by Bank except as necessary for Marketing Support and then only to Bank’s employees who are advised of the confidential nature of this information, and in a secure manner designed to ensure that only the intended recipients will be able to access the Marketing Support Information; and

(c) Bank shall delete and/or destroy all Marketing Support Information after such information is no longer needed for Marketing Support or upon the earlier request of Pier 1, and shall certify such deletion and/or destruction to Pier 1 upon request excluding any archival copy retained systemically as a function of the Bank disaster recovery process, which shall be maintained in confidence pursuant hereto until such time as the information is destroyed in accordance with Chase’s, usual and customary process for destruction of the same.”

3.             Schedule 3.2(e).  Schedule 3.2(e) is amended to reflect modifications agreed to by the Management Committee regarding existing Account terms.  The amended Schedule 3.2(e) is attached hereto and incorporated by reference.

4.             Notice. Any notice, approval, acceptance or consent required or permitted to be given to Pier 1 under the Agreement shall be delivered according to the terms and conditions set forth in Section 18.13 of the Agreement and addressed as follows:

2

If to Pier 1:	100 Pier 1 Place
Ft. Worth, Texas 76102
Attn: Michael A. Carter, Esq.
Fax: (817) 252-334-0191

With a copy to (which shall not constitute notice):	Bracewell & Giuliani LLP
1445 Ross Avenue
Suit 3800
Dallas, Texas 75270
Attn: Bruce Cheatham, Esq.
Fax: (214) 758-8317

5.             Ratification.  Except as expressly modified herein, the Parties hereby ratify and confirm that all other provision of the Program Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIER 1 IMPORTS (U.S.), INC.

By:
Name:	Charles H. Turner
Title:	Executive V.P. and CFO

CHASE BANK USA, N.A.

By:
Name:	Donna Barnett
Title:	General Manager